UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2020

VAALCO Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32167	76-0274813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9800 Richmond Avenue, Suite 700 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 623-0801

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10	EGY	New York Stock Exchange
Common Stock, par value $0.10	EGY	London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On January 28, 2020, VAALCO Energy, Inc. (the “Company”) filed a Current Report on Form 8-K (the "Original 8‑K") to report that William R. Thomas, who serves as a member of the Company’s Board of Directors, had been appointed to serve as the Company’s President, effective as of February 1, 2020 (the “Effective Date”). In connection with the appointment, on March 18, 2020, the Company entered into an employment agreement with Mr. Thomas (the “Employment Agreement”). This Amendment No. 1 to Form 8-K amends and supplements the disclosures included in Item 5.02 of the Original 8-K to provide certain compensation information for Mr. Thomas pursuant to the Employment Agreement that was not determinable at the time of filing the Original 8-K, as well as amends Item 9.01 of the Original 8-K to file a copy of the Employment Agreement as an exhibit to the Original 8-K.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Employment Agreement provides that Mr. Thomas shall be employed as the Company’s President for an initial term beginning on the Effective Date and remaining in effect through at least July 31, 2020. Following the initial term, the agreement may be extended for such period as the parties mutually agree in writing.

Under the Employment Agreement, Mr. Thomas is entitled to, among other things, an annual base salary of not less than $400,000 and eligible to receive a cash bonus for the initial term of his employment equal to 100% of his base salary, based on performance in relation to the Company’s scorecard for executives.  Mr. Thomas will continue to serve as a member of the Company’s Board of Directors, but as of the Effective Date he is no longer entitled to receive any compensation that the Company pays to its non-employee directors.

The Employment Agreement provides that if Mr. Thomas is separated from his employment due to (i) an involuntary termination without “Cause” (as defined in the Employment Agreement), (ii) death or disability or (iii) “Good Reason” (as defined in the Employment Agreement), Mr. Thomas will be entitled to severance in an amount equal to $50,000. In addition, if Mr. Thomas is separated from his employment due to (i) an involuntary termination without Cause, (ii) death or disability or (iii) Good Reason, and such separation occurs within a specified window following a “Change in Control” (as defined in the Employment Agreement), Mr. Thomas will be entitled to his regular severance plus a lump sum payment equal to the unpaid portion of his full target bonus. The right to receive any regular severance benefits or Change in Control severance benefits is conditioned upon Mr. Thomas executing a general release of claims in favor of the Company.

The Employment Agreement also contains customary provisions relating to, among other things, confidentiality, non-competition, non-solicitation and non-disparagement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed with as Exhibit 10.1 to this Amendment No. 1 to Form 8-K and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, by and between William R. Thomas and VAALCO Energy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAALCO Energy, Inc.
(Registrant)

Date: March 20, 2020
	By:	/s/ Jason Doornik
	Name:	Jason Doornik
	Title:	Controller and Chief Accounting Officer